UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2006

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On June 23, 2006, Millipore entered into a Purchase Agreement (the “Purchase Agreement”) with UBS Limited, on behalf of itself and Banc of America Securities Limited, as representatives for all of the initial purchasers named therein (the “Initial Purchasers”).

Under the Purchase Agreement, Millipore agreed to sell €250,000,000 aggregate principal amount at maturity of Senior Notes due 2016 (the “Notes”) in a private offering for proceeds to Millipore, after deducting an initial price discount and the underwriting discount but before expenses, of €247,402,500. The Notes will bear interest at a per annum rate of 5.875%, payable semi-annually in arrears and the principal amount will be payable at maturity. The closing of the sale of the Notes is expected to occur on June 30, 2006, subject to customary closing conditions and terms. The Notes are to be issued pursuant to an indenture to be entered into between Millipore and Citibank, N.A., as trustee. The Notes will be subject to acceleration upon the occurrence of customary events of default to be contained in the indenture governing the Notes.

Certain of the Initial Purchasers and their respective affiliates, have performed, and may in the future perform for Millipore and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expense reimbursement.

The foregoing description of the Purchase Agreement and related matters is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Notes

The information in Item 1.01 of this Form 8-K (with respect to the Notes) is hereby incorporated by reference to this Item 2.03.

Convertible Notes

On June 26, 2006, Millipore completed the sale of an additional $15 million aggregate principal amount of its 3.75% Convertible Senior Notes due 2026 (the “Convertible Notes”) pursuant to the exercise of the initial purchasers’ over-allotment option granted in connection with the initial offering of its Convertible Notes, which closed on June 13, 2006.

The provisions of the indenture governing the Convertible Notes and certain other terms of the issuance, as applicable, are summarized in Millipore’s Current Report on Form 8-K filed with the SEC on June 16, 2006, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
1.1	Purchase Agreement dated as of June 23, 2006, among Millipore Corporation, and UBS Limited and Banc of America Securities Limited, as representatives for the initial purchases named therein

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: June 28, 2006

Exhibit No.	Description
1.1	Purchase Agreement dated as of June 23, 2006, among Millipore Corporation, and UBS Limited and Banc of America Securities Limited, as representatives for the initial purchases named therein.